UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 11, 2011
(Date of earliest event reported)

NATURAL RESOURCES USA CORPORATION
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(214) 253-2556
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective May 11, 2011, Natural Resources USA Corporation (the “Registrant”) and Green SEA Resources Inc. (“GSR”), a private Canadian corporation and holder of 94.8% of the issued and outstanding shares of common stock of the Registrant, entered into a Memorandum of Agreement (the “Agreement”) pursuant to which GSR agreed to reimburse the Registrant for certain costs related to its year end audits.

Pursuant to the Agreement, GSR agreed to reimburse the Registrant for any audit fees of PricewaterhouseCoopers LLP (“PWC”), the Registrant’s independent registered public accounting firm, in excess of $127,700 associated with PWC’s review of the Registrant’s quarterly and annual financial statements for its fiscal year ending December 31, 2011.  Additionally, under the Agreement, in the event that the Registrant re-appoints PWC as its independent registered public accounting firm for either of its fiscal years ending December 31, 2012 or 2013, GSR agreed to reimburse the Registrant for any audit fees of PWC in excess of $127,700 in respect to PWC’s review of the Registrant’s quarterly and annual financial statements for the applicable fiscal year.

For more information regarding the appointment of PWC as the Registrant’s independent registered public accounting firm, see Item 4.01 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 13, 2011.

The foregoing description of the Agreement is qualified in its entirety by the copy of the Agreement, which is filed as Exhibit 10.62 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 9.01               Exhibits

Exhibit	Description
10.62	Memorandum of Agreement, dated effective May 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES USA CORPORATION (Registrant)
Date: May 13, 2011

	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer